                                                               Exhibit 28(ii)(f)



                                   FORM 11-K


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

(Mark One)

[X]  ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES
     EXCHANGE ACT OF 1934

For the fiscal year ended             September 30, 1995
                          --------------------------------------------------

OR

[ ] TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from                      to
                               --------------------    -----------------------

Commission file number                         1-2116
                       -------------------------------------------------------





                     SAVINGS PLAN FOR SALARIED EMPLOYEES OF
                       AMERICAN OLEAN TILE COMPANY, INC.
                               1000 Cannon Avenue
                              Lansdale, PA  19446
                            (Full title of the Plan)



                        ARMSTRONG WORLD INDUSTRIES, INC.
                         Liberty and Charlotte Streets
                         Lancaster, Pennsylvania  17604
               (Name of issuer of the securities held pursuant to
          the Plan and the address of its principal executive office)

                                                                   Page No.
                                                                   -------


Item 1.  Statements of Net Assets Available for Participants          4
         ---------------------------------------------------

         September 30, 1995 and 1994


Item 2.  Statements of Changes in Plan Equity
         ------------------------------------
         for Participants                                             5-7
         ----------------

           (a)  Year ended September 30, 1995
           (b)  Year ended September 30, 1994
           (c)  Year ended September 30, 1993



Notes to Financial Statements                                         8-11
-----------------------------

Item 3.  Independent Auditors' Report                                 12
         ----------------------------

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the members of the committee constituting the administrator which administers the plan have duly caused this annual report to be signed by the undersigned hereunto duly authorized.

                                   AMERICAN OLEAN TILE COMPANY, INC.
                                   SAVINGS PLAN FOR SALARIED EMPLOYEES



March 25, 1996                     By:/s/ Michael J. Farley
                                      -------------------------------------
                                      Michael J. Farley
                                      Chairperson, Employee Benefits
                                        Administrative Authority for the
                                        American Olean Tile Company, Inc.,
                                        Savings Plan for Salaried Employees

                       SAVINGS PLAN FOR SALARIED EMPLOYEES
                         OF AMERICAN OLEAN TILE COMPANY
                            Statements of Net Assets
                          September 30, 1995 and 1994

                                                  1995

                            Commingled   Specialized    Money     Fixed Income Armstrong
                            Equity Fund  Equity Fund  Market Fund     Fund     Stock Fund
                            -----------  -----------  -----------     ----     ----------
Assets:
Investments in master trust
at fair value (note 3)       $1,727,578   $3,296,426  $733,177     $11,360,637   $127,279
                             ----------   ----------  --------     -----------   --------

  Total assets               $1,727,578   $3,296,426  $733,177     $11,360,637   $127,279
                             ----------   ----------  --------     -----------   --------

Plan equity                  $1,727,578   $3,296,426  $733,177     $11,360,637   $127,279
                             ==========   ==========  ========     ===========   ========


                                                         1995

                                "OTC"        Asset        Asset Mgr.   Asset Mgr.      Loan
                             Portfolio Fd. Manager Fund  Income Fund  Growth Fund  Portfolio Fund  Total
                             ------------- ------------  -----------  -----------  --------------  ------
Assets:
Investments in master trust
at fair value (note 3)        $305,196     $136,817      $2,187       $139,599      $430,649       $18,259,545
                              --------     --------      ------       --------     ---------       -----------

  Total assets                $305,196     $136,817      $2,187       $139,599      $430,649       $18,259,545
                              --------     --------      ------       --------     ---------       -----------

Plan equity                   $305,196     $136,817      $2,187       $139,599      $430,649       $18,259,545
                              ========     ========      ======       ========      ========       ===========


                                                  1994

                            Commingled   Specialized    Money     Fixed Income Armstrong
                            Equity Fund  Equity Fund  Market Fund     Fund     Stock Fund
                            -----------  -----------  -----------     ----     ----------
Assets:
Investments in master trust
at fair value (note 3)       $1,266,140   $2,508,818  $386,345    $10,986,093  $93,825
                             ----------   ----------  --------    -----------  -------

  Total assets               $1,266,140   $2,508,818  $386,345    $10,986,093  $93,825
                             ----------   ----------  --------    -----------  -------

Plan equity                  $1,266,140   $2,508,818  $386,345    $10,986,093  $93,825
                             ==========   ==========  ========    ===========  =======


                                                         1994

                                "OTC"        Asset        Asset Mgr.   Asset Mgr.      Loan
                             Portfolio Fd. Manager Fund  Income Fund  Growth Fund  Portfolio Fund  Total
                             ------------- ------------  -----------  -----------  --------------  ------
Assets:
Investments in master trust
at fair value (note 3)        $231,492     $136,309      $86,261      $114,092     $400,699        $16,210,074
                              --------     --------      -------      --------     --------        -----------

  Total assets                $231,492     $136,309      $86,261      $114,092     $400,699        $16,210,074
                              --------     --------      -------      --------     --------        -----------

Plan equity                   $231,492     $136,309      $86,261      $114,092     $400,699        $16,210,074
                              ========     ========      =======      ========     ========        ===========

See accompanying notes to financial statements.

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF AMERICAN OLEAN TILE COMPANY, INC.
                      Statements of Changes in Plan Equity
                 Years Ended September 30, 1995, 1994, and 1993

                                     1995

                                      Commingled   Specialized    Money     Fixed Income Armstrong
                                      Equity Fund  Equity Fund  Market Fund     Fund     Stock Fund
                                      -----------  -----------  -----------     ----     ----------
Plan equity at October 1, 1994         $1,266,140  $2,508,818    $ 386,345   $10,986,093    $ 93,825
                                       ----------  ----------    ---------   -----------    --------
Increases in plan equity:
  Contributions                           135,576     315,880      126,215       465,332      24,684
  Dividends                                38,384      12,511       27,413            --       3,168
  Interest                                  3,586      (2,866)       1,875       755,248         132

  Realized gain(loss) on
   investments (note 3)                    33,918      71,680           --            --       2,395
  Unrealized appreciation of
   investments                            315,922     833,088           --            --      24,745
  Loan activity, net                       (5,508)     30,119      (10,333)      (89,784)      2,017
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                     3,264    (151,505)      (5,739)      (13,472)     (9,784)
                                       ----------  ----------    ---------   -----------    --------

                                          525,142   1,108,907      139,431     1,117,324      47,357
                                       ----------  ----------    ---------   -----------    --------

Decreases in plan equity:
  Benefits paid                           (87,972)    (63,155)     (46,738)     (754,529)    (12,623)
  Interfund transfers, net                 24,268    (258,144)     254,139        11,749      (1,280)
                                       ----------  ----------    ---------   -----------    --------

                                          (63,704)   (321,299)    (207,401)     (742,780)    (13,903)
                                       ----------  ----------    ---------   -----------    --------

Plan equity at September 30, 1995      $1,727,578  $3,296,426    $ 733,177   $11,360,637    $127,279
                                       ==========  ==========    =========   ===========    ========
                                          "OTC"        Asset        Asset Mgr.   Asset Mgr.      Loan
                                       Portfolio Fd. Manager Fund  Income Fund  Growth Fund  Portfolio Fund  Total
                                       ------------- ------------  -----------  -----------  --------------  ------
Plan equity at October 1, 1994         $231,492      $136,309      $ 86,261     $114,092      $400,699       $16,210,074
                                       --------      --------      --------     --------     ---------       -----------
Increases in plan equity:
  Contributions                          40,942        25,401         2,322       38,471            --         1,174,823
  Dividends                               7,581         4,940         3,605        3,292            --           100,894
  Interest                                  677           102            --        1,010            --           759,764

  Realized gain(loss) on
   investments (note 3)                  12,108        (1,395)          832        1,005            --           120,543
  Unrealized appreciation of
   investments                           58,506         9,966         3,941       10,407            --         1,256,575
  Loan activity, net                     (7,997)          670            --        5,143        75,673                --
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                 (41,529)        4,317            --           --       (45,723)         (260,171)
                                       --------      --------      --------     --------     ---------       -----------

                                         70,288        44,001        10,700       59,328        29,950         3,152,428
                                       --------      --------      --------     --------     ---------       -----------
Decreases in plan equity:
  Benefits paid
  Interfund transfers, net              (36,441)       (5,646)      (94,349)      (1,504)           --        (1,102,957)
                                         39,857       (37,847)         (425)     (32,317)           --                --
                                       --------      --------      --------     --------     ---------       -----------

                                          3,416       (43,493)      (94,774)     (33,821)           --        (1,102,957)
                                       --------      --------      --------     --------     ---------       -----------
Plan equity at September 30, 1995      $305,196      $136,817      $  2,187     $139,599      $430,649       $18,259,545
                                       ========      ========      ========     ========      ========       ===========

See accompanying notes to financial statements.                      (Continued)

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued

                                     1994

                                      Commingled   Specialized    Money     Fixed Income Armstrong
                                      Equity Fund  Equity Fund  Market Fund     Fund     Stock Fund
                                      -----------  -----------  -----------     ----     ----------
Plan equity at October 1, 1993         $1,344,427    $2,250,245   $379,911   $10,423,771     $47,845
                                       ----------    ----------   --------   -----------     -------
Increases in plan equity:
  Contributions                           150,243       348,055     97,377       503,274      24,197
  Dividends                                49,197       235,582     14,498            --       2,038
  Interest                                  3,485        10,873      2,020       781,273          88

  Realized gain(loss) on
   investments (note 3)                    25,528         8,108         --            --       2,523
  Unrealized depreciation of
   investments                            (28,451)     (265,483)        --            --      (2,562)
  Loan activity, net                      (28,243)      (26,926)   (30,254)       51,581       1,133
  Transfers (to) from other
   employee benefit plans of
   Armstrong World
   Industries, Inc.                         3,792        24,651    (14,041)        7,226      13,362
                                       ----------    ----------   --------   -----------     -------

                                          175,551       334,860     69,600     1,343,354      40,779
                                       ----------    ----------   --------   -----------     -------

Decreases in plan equity:
  Benefits paid                          (104,101)     (284,290)   (29,592)     (455,164)     (6,656)
  Interfund transfers, net               (149,737)      208,003    (33,574)     (325,868)     11,857
                                       ----------    ----------   --------   -----------     -------

                                         (253,838)      (76,287)   (63,166)     (781,032)      5,201
                                       ----------    ----------   --------   -----------     -------
Plan equity at September 30, 1994      $1,266,140    $2,508,818   $386,345   $10,986,093     $93,825
                                       ==========    ==========   ========   ===========     =======
                                          "OTC"        Asset        Asset Mgr.   Asset Mgr.      Loan
                                       Portfolio Fd. Manager Fund  Income Fund  Growth Fund  Portfolio Fund  Total
                                       ------------- ------------  -----------  -----------  --------------  ------
Plan equity at October 1, 1993         $175,265      $     80      $    --      $ 17,153     $423,830        $15,062,527
                                       --------      --------      -------      --------    ---------        -----------
Increases in plan equity:
  Contributions                          49,110        16,577        6,175        26,507           --          1,221,515
  Dividends                              10,178         6,318        3,829         1,546           --            323,186
  Interest                                  665            77           22           697           --            799,200

  Realized gain(loss) on
   investments (note 3)                  (2,385)       (1,953)        (105)          (44)          --             31,672
  Unrealized depreciation of
   investments                           (6,072)       (6,785)      (3,817)       (1,196)          --           (314,366)
  Loan activity, net                      2,884           735        1,041          (645)      28,694                 --
  Transfers (to) from other
   employee benefit plans of
   Armstrong World
   Industries, Inc.                      (4,555)           --           --        (1,119)     (51,825)           (22,509)
                                       --------      --------      -------      --------    ---------        -----------

                                         49,825        14,969        7,145        25,746      (23,131)         2,038,698
                                       --------      --------      -------      --------     ---------        -----------


Decreases in plan equity:
  Benefits paid                          (6,736)         (412)          --        (4,200)          --           (891,151)
  Interfund transfers, net               13,138       121,672       79,116        75,393           --                 --
                                       --------      --------      -------      --------    ---------        -----------

                                          6,402       121,260       79,116        71,193           --           (891,151)
                                       --------      --------      -------      --------    ---------        -----------
Plan equity at September 30, 1994      $231,492      $136,309      $86,261      $114,092     $400,699        $16,210,074
                                       ========      ========      =======      ========     ========        ===========

See accompanying notes to financial statements.                      (Continued)

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                      OF AMERICAN OLEAN TILE COMPANY, INC.
                Statements of Changes in Plan Equity, Continued

                                     1993

                                  Commingled   Specialized     Money      Fixed Income  Armstrong
                                  Equity Fund  Equity Fund  Market Fund       Fund      Stock Fund
                                  -----------  -----------  -----------       ----      ----------
Plan equity at October 1, 1992     $1,205,383   $1,397,522    $ 461,412    $10,144,449     $21,271
                                   ----------   ----------    ---------    -----------     -------
Increases in plan equity:
  Contributions                       157,397      268,666       76,458        623,188      12,670
  Dividends                            39,894      194,534       12,385             --       1,054
  Interest                              4,374        8,879        2,992        828,198          21

  Realized gain (loss) on
   investments (note 3)                20,198          919           --             --         (52)
  Unrealized appreciation
   (depreciation) of investments       90,326      296,726           --             --       12,140
  Loan activity, net                  (26,357)     (18,752)     (25,237)       (71,144)         311
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                 1,478       76,216           --          8,930        2,576
                                   ----------   ----------    ---------    -----------      -------

                                      287,310      827,188       66,598      1,389,172       28,720
                                   ----------   ----------    ---------    -----------      -------

Decreases in plan equity:
  Benefits paid                      (114,149)    (124,922)     (72,439)      (924,027)      (1,051)
  Interfund transfers, net            (34,117)     150,457      (75,660)      (185,823)      (1,095)
                                   ----------   ----------    ---------    -----------      -------

                                     (148,266)      25,535     (148,099)    (1,109,850)      (2,146)
                                   ----------   ----------    ---------    -----------      -------
Plan equity at September 30, 1993  $1,344,427   $2,250,245    $ 379,911    $10,423,771      $47,845
                                   ==========   ==========    =========    ===========      =======
                                      "OTC"        Asset        Asset Mgr.      Loan
                                   Portfolio Fd. Manager Fund  Growth Fund  Portfolio Fund        Total
                                   ------------- ------------  -----------  --------------        -----
Plan equity at October 1, 1992          $     --      $    --      $    --        $275,100      $13,505,137
                                        --------      -------      -------        --------      -----------
Increases in plan equity:
  Contributions                           27,550           80          591              --        1,166,600
  Dividends                               13,252           --           --              --          261,119
  Interest                                   915           --           46              --          845,425

  Realized gain (loss) on
   investments (note 3)                      162           --           --              --           21,227
  Unrealized appreciation
   (depreciation) of investments          (3,087)          --          164              --          396,269
  Loan activity, net                       2,548           --           71         138,560               --
  Transfers (to) from other
   employee benefit plans of
   Armstrong World Industries,
   Inc.                                   11,638           --           --          10,170          111,008
                                        --------      -------      -------        --------      -----------

                                          52,978           80          872         148,730        2,801,648
                                        --------      -------      -------        --------      -----------

Decreases in plan equity:
  Benefits paid                           (7,670)          --           --              --       (1,244,258)
  Interfund transfers, net               129,957           --       16,281              --               --
                                        --------      -------      -------        --------      -----------

                                         122,287           --       16,281              --       (1,244,258)
                                        --------      -------      -------        --------      -----------
Plan equity at September 30, 1993       $175,265          $80      $17,153        $423,830      $15,062,527
                                        ========        =====      =======        ========      ===========

See accompanying notes to financial statements.

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                        OF AMERICAN OLEAN TILE COMPANY

                         Notes to Financial Statements

       (1)  Summary of Significant Accounting Policies
           -------------------------------------------

         (a)  Basis of Presentation
              ---------------------

            The accompanying financial statements have been prepared on the accrual basis.

         (b)  Investments in Master Trust
              ---------------------------

            The fair value of the commingled equity, specialized equity, over-the-counter portfolio, and Asset Manager funds is based on the underlying market value of the investments. The money market fund is stated at cost which approximates fair value. The fixed income fund is stated at the value of the underlying investment contracts which represents contributions plus interest at the contract rate, less benefits paid. The value of the Armstrong stock fund is based on quoted market price. The value of the loan portfolio fund represents the unpaid principal of employee loans.

            Securities transactions are recognized on the settlement date (the date on which payment for a buy or sell order is made or received), since adjustment to a trade-date basis would not be material. Dividend income is recorded on the ex-dividend date.

            Realized gains and losses on investments are determined by the average cost method.

         (c)  Expenses
              ---------

            All legal, accounting and administrative expenses associated with Plan operations are paid by the Company.

       (2)  Plan Description
            ----------------

         The Plan is a defined contribution plan, the purpose of which is to provide a means for long-term savings intended for the accumulation of retirement income in addition to that provided under other retirement plans maintained for the benefit of employees of American Olean Tile Company, Inc. (the Company), a wholly-owned subsidiary of Armstrong World Industries, Inc. (Armstrong). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

         Participants may contribute to the Plan in each of the following methods:

         1. Up to 15%, but not less than 2%, of their compensation as deferred compensation as permitted under Section 401(k) of the Internal Revenue Code.

         2. Up to 10%, but not less than 2%, of their compensation.

         Until December 31, 1989, the Company made a matching contribution to the Plan in an amount equal to 50% of a participant's contribution, up to $400 per calendar year. Effective January 1, 1990, the matching Company contribution feature was discontinued.

         In the event of a withdrawal during employment of amounts attributable to before-tax contributions, a participant will not be permitted to resume making contributions until the first day of January, April, July, or October which follows twelve months from the date of the withdrawal.

         In the event of a withdrawal during employment of amounts attributable to after-tax contributions, a participant will not be permitted to resume making contributions until the first day of the following January, April, July, or October.

         Separate accounts are maintained for contributions made by or on behalf of a participant. The accounts in each fund reflect the participants' and Company-matching contributions together with allocated dividends, interest, realized gains (losses) on investments, and unrealized appreciation (depreciation) of investments.

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                         OF AMERICAN OLEAN TILE COMPANY

                   Notes to Financial Statements, (Continued)


         Participants have an immediate 100 percent vested interest with respect to their contributions and are fully vested with regard to any previously made matching company contributions.

         Under the rules of the Plan, a participant may borrow up to 50% of his or her account other than amounts attributable to after-tax contributions or amounts invested in the Armstrong Stock Fund attributable to Company-matching contributions, subject to a $50,000 maximum, with the approval of the Plan Administrator. The amount of the loan is transferred to a loan portfolio fund pledged as security for the loan and is evidenced by a promissory note payable to the Plan. Interest rates are determined periodically by the Company in accordance with prevailing interest rates. Loan repayments are made by payroll deductions or in a manner agreed to by the participant and the Plan Administrator.

       (3)  Investments in Master Trust
            ---------------------------

         Assets of the Plan are held in a Master Trust administered by the Fidelity Management Trust Co. The assets are segregated into nine investment options: a commingled equity mutual fund (Fidelity U.S. Equity Index Portfolio), a specialized equity mutual fund (Fidelity Magellan), a money market mutual fund (Fidelity Return Money Market Portfolio), three Asset Manager mutual funds, an over-the-counter mutual fund (OTC Portfolio Fund), a fixed income fund, and an Armstrong stock fund. The Plan utilizes the Trustee and associated investment managers to direct investment activity. The Plan participates in all nine investment alternatives.

       The following is a description of the investment funds to which Plan participants can elect to allocate their contributions.

       1. Commingled Equity Fund - This fund is principally a portfolio of common stocks constructed and maintained with the objective of providing investment results which approximate the overall performance of the common stocks included in the Standard & Poor's Composite Index of 500 stocks. At September 30, 1995, there were 206 active participants in this investment fund.

       2. Specialized Equity Fund - This fund invests in common stocks of companies having substantial growth prospects as determined by independent investment managers. At September 30, 1995, there were 297 active participants in this investment fund.

       3. Money Market Fund - This fund invests in short-term (less than one year maturity) fixed income instruments such as U.S. Treasury Bills, bank certificates of deposit, and high grade commercial paper. At September 30, 1995, there were 165 active participants in this investment fund.

       4. Fixed Income Fund - Contributions to this fund are invested in the general accounts of insurance companies and are credited at contracted interest rates. At September 30, 1995, the interest rates ranged between 5.69% and 9.00%. Invested principal and accumulated interest amounts are guaranteed against loss by the insurance company. At September 30, 1995, there were 508 active participants in this investment fund.

       5. Armstrong Stock Fund - Amounts invested in this fund, along with dividend earnings thereon, are invested in Armstrong common stock. At September 30, 1995, there were 56 active participants in this investment fund. Common stock shares held by the fund at September 30, 1995 and 1994 were 2,293 and 2,163, respectively.

       6. OTC Portfolio Fund - This fund invests in securities traded in the over-the-counter securities market with the objective of maximizing capital appreciation. Over-the-counter securities include common and preferred stocks, securities convertible into common stock, warrants, and debt instruments. At September 30, 1995, there were 63 active participants in this investment fund.

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                         OF AMERICAN OLEAN TILE COMPANY
                   Notes to Financial Statements, (Continued)

       7. Asset Manager Fund - An asset allocation fund which invests in a portfolio of stocks, bonds, and short-term instruments. The fund has a balanced investment strategy with a goal of high total return with reduced risk over the long term. At September 30, 1995, there were 28 active participants in this investment fund.

       8. Asset Manager Income Fund - An asset allocation fund which invests in a diversified portfolio of stocks, bonds, and short-term instruments. The fund has a conservative investment strategy focusing on bonds and short-term instruments to achieve a high level of current income and capital preservation. At September 30, 1995, there were 7 active participants in this investment fund.

       9. Asset Manager Growth Fund - An asset allocation fund invested in a diversified mix of stocks, bonds, and short-term instruments. The fund's investment strategy is an aggressive one emphasizing stocks with the goal of maximum total return over the long term. At September 30, 1995, there were 41 active participants in this investment fund.

      10. Loan Portfolio Fund - The amount in this fund represents the unpaid principal balances of loans made by Plan participants in accordance with established loan provision guidelines. At September 30, 1995, there were 76 loans outstanding.

      The following table presents the cost and fair values of the investments in securities of the Master Trust at September 30, 1995 and 1994:

                           September 30, 1995        September 30, 1994
                           ------------------        ------------------

      Investment           Cost      Fair Value      Cost      Fair Value
      ----------           ----      ----------      ----      ----------
Commingled equity       $ 1,289,642  $ 1,727,578  $ 1,144,126  $ 1,266,140

Specialized equity        2,482,720    3,296,426    2,528,200    2,508,818

Money market                733,177      733,177      386,345      386,345

Fixed income             11,360,637   11,360,637   10,986,093   10,986,093

Armstrong stock              96,538      127,279       87,829       93,825

OTC portfolio               255,849      305,196      240,651      231,492

Asset manager               133,636      136,817      143,094      136,309

Asset manager income          2,063        2,187       90,078       86,261

Asset manager growth        130,224      139,599      115,124      114,092

Loan portfolio              430,649      430,649      400,699      400,699
                        -----------  -----------  -----------  -----------
                        $16,915,135  $18,259,545  $16,122,239  $16,210,074

                        ===========  ===========  ===========  ===========

      The amounts of realized gain (loss) on investments in securities of the Master Trust for the years ended September 30, 1995, 1994, and 1993 are presented below:

                        Aggregate   Aggregate    Realized
                        ---------   ---------    --------
         1995            Proceeds        Cost  Gain (Loss)
         ----            --------        ----  -----------
Commingled equity       $  205,346  $  171,428    $ 33,918
Specialized equity         622,238     550,558      71,680
Armstrong stock             26,732      24,337       2,395
OTC portfolio              154,894     142,786      12,108
Asset manager               63,132      64,527      (1,395)
Asset manager income        94,774      93,942         832
Asset manager growth        42,558      41,553       1,005
                        ----------  ----------    --------
                        $1,209,674  $1,089,131    $120,543

                        ==========  ==========    ========

                      SAVINGS PLAN FOR SALARIED EMPLOYEES
                         OF AMERICAN OLEAN TILE COMPANY
                   Notes to Financial Statements, (Continued)

         1994           Aggregate   Aggregate   Realized
         ----           ----------  ---------   --------
                         Proceeds     Cost     Gain (Loss)
                         --------     ----     -----------
Commingled equity       $  304,239   $278,711     $25,528
Specialized equity         585,116    577,008       8,108
Armstrong stock              8,409      5,886       2,523
OTC portfolio               68,779     71,164      (2,385)
Asset manager               36,646     38,599      (1,953)
Asset manager income         2,906      3,011        (105)
Asset manager growth        23,364     23,408         (44)
                        ----------   --------     -------
                        $1,029,459   $997,787     $31,672
                        ==========   ========     =======
         1993
         ----
Commingled equity       $  233,149   $212,951     $20,198
Specialized equity         252,641    251,722         919
Armstrong stock              2,396      2,448         (52)
OTC portfolio               16,404     16,242         162
                        ----------   --------     -------
                        $  504,590   $483,363     $21,227
                        ==========   ========     =======

     (4) Benefits
         --------

         Under terms of the Plan, a participant (or a beneficiary) is eligible for benefits upon retirement, termination of employment, or death before retirement. Disbursement of the total amount credited to a participant's account is payable (i) in a lump sum or (ii) in the case of retirement, in such other manner as requested by the participant and approved by the Plan Administrator. In addition, a participant may elect to withdraw all or any part of his account attributable to his contributions.

         If the amount of a withdrawal exceeds the amount of contributions made by the participant and not previously withdrawn, the participant shall be ineligible to make contributions for a specified period, except that a participant may elect to withdraw all or any portion of his account attributable to tax deductible contributions.

     (5) Obligation for Benefits
         -----------------------

         All the funds of the Plan are held by investing institutions appointed by the Company under a trust agreement or investment contract. Benefits under the Plan are payable only out of these funds. The Company has no legal obligation to make any direct payment of benefits accrued under the Plan.

         Except as may be provided in an investment contract, neither the Company nor any investing institution guarantees the funds of the Plan against any loss or depreciation or guarantees the payment of any benefit hereunder. Although the Company has not expressed any intent to terminate the Plan, it may do so at any time. In case of termination or partial termination, the total amount in each employee's account will be distributed as the Plan Administrator directs.

     (6) Federal Income Taxes
         --------------------

         By a letter dated February 1, 1996, the Internal Revenue Service has determined and informed the Company that the Plan qualifies under the applicable provisions of the Internal Revenue Code and is therefore exempt from federal income taxes.

     (7) Subsequent Event
         ----------------

         On December 29, 1995, American Olean Tile Company, Inc., formed a business combination with Dal-Tile International, Inc. It is anticipated that Dal-Tile will merge the Plan into a comparable defined contribution plan on April 1, 1996.

Independent Auditors' Report

The Executive Committee
American Olean Tile Company, Inc.:


We have audited the accompanying statements of net assets of the Savings Plan for Salaried Employees of American Olean Tile Company, Inc. as of September 30, 1995 and 1994, and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Plan as of September 30, 1995 and 1994, and the changes in its plan equity for each of the years in the three-year period ended September 30, 1995, in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The fund information in the statements of net assets and the statements of changes in plan equity is presented for purposes of additional analysis rather than to present the net assets and changes in plan equity of each fund. The fund information has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
February 1, 1996

                                 EXHIBIT INDEX


24   Consent of Independent Auditors

Consent of Independent Auditors



The Executive Committee
American Olean Tile Company, Inc.:


We consent to incorporation by reference in the Registration Statement
No. 33-60070 on Form S-8 of Armstrong World Industries, Inc. of our report dated February 1, 1996 relating to the statements of net assets of the Savings Plan for Salaried Employees of American Olean Tile Company, Inc. as of September 30, 1995 and 1994 and the related statements of changes in plan equity for each of the years in the three-year period ended September 30, 1995, which report is included herein.


KPMG PEAT MARWICK LLP


Philadelphia, Pennsylvania
March 21, 1996